EXHIBIT 8.1

The following table sets forth our ownership interests in our subsidiaries as of December 31, 2023.

	Country of incorporation	Total stock held (%)
Agrícola Ranquillón SpA	Chile	98.6411
Agrícola San Carlos SpA	Chile	99.9484
Agrícola Santa Emilia SpA	Chile	98.9484
Agrícola Santa Isabel SpA	Chile	99.9484
Agrícola Siberia SpA	Chile	98.6411
Agrícola Trupán SpA	Chile	98.6411
Arauco Argentina S.A.	Argentina	99.9801
Arauco Australia Pty Ltd.	Australia	99.9990
Arauco Bioenergía SpA	Chile	99.9990
Arauco Canada Ltd.	Canada	99.9991
Arauco Celulose do Brasil S.A.	Brazil	99.9991
Arauco Colombia S.A.	Colombia	99.9983
Arauco do Brasil S.A.	Brazil	99.9991
Arauco Europe Cooperatief U.A.	The Netherlands	99.9990
Arauco Florestal Arapoti S.A.	Brazil	99.9990
Arauco Forest Brasil S.A.	Brazil	99.9991
Arauco Industria de México S.A. de C.V.	Mexico	99.9991
Arauco Indústria de Painéis Ltda	Brazil	99.9991
Arauco Middle East DMCC	Dubai	99.9990
Arauco MS Participações S.A.	Brazil	99.9990
Arauco North America, Inc.	U.S.A.	99.9991
Arauco Participações Florestais Ltda	Brazil	99.9991
Arauco Perú S.A.	Peru	99.9990
Arauco Pulp Limited	United Kingdom	99.9990
Arauco Ventures Limited	United Kingdom	99.9990
Arauco Wood (China) Company Limited	China	99.9990
Arauco Wood Limited	United Kingdom	99.9991
Araucomex S.A. de C.V.	Mexico	99.9991
Araucomex Servicios S.A. de C.V.	Mexico	99.9991
Consorcio Protección Fitosanitaria Forestal S.A.	Chile	56.8311
E2E SpA	Chile	99.9986
Empreendimentos Florestais Santa Cruz Ltda.	Brazil	99.9991
Forestal Arauco S.A.	Chile	99.9484
Forestal Cholguán S.A.	Chile	98.6411
Inversiones Arauco Internacional Ltda.	Chile	99.9990
Investigaciones Forestales Bioforest SpA.	Chile	99.9489
Leasing Forestal S.A. (1).	Argentina	99.9801
Lemu Earth SpA	Chile	87.6539
Lemu Global Limited	United Kingdom	94.3783
Lemu Inc.	U.S.A.	94.3783
Maderas Arauco Costa Rica S.A.	Costa Rica	99.9990
Maderas Arauco S.A.	Chile	99.9986
Mahal Empreendimentos e Participações S.A.	Brazil	99.9991
Novo Oeste Gestão de Ativos Florestais S.A.	Brazil	99.9991
Servicios Aéreos Forestales Ltda.	Chile	99.9991
Servicios Logísticos Arauco S.A.	Chile	99.9992
Tecverde Engenharia S.A.	Brazil	89.3906
Woodaffix LLC.	U.S.A.	99.9991

(1)	Company under ongoing liquidation.